Exhibit 10.20

HEARTLAND PAYMENT SYSTEMS, INC.

2002 PEPShares PLAN

SECTION 1.  PURPOSE

The purposes of this 2002 PEPShares Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to PEPShare Employees and HeartlandShare Employees providing services to the Company and its Subsidiaries, and to promote the success of the Company’s business and thereby enhance long-term shareholder value. Among other things, the Plan allows PEPShare Employees and HeartlandShare Employees to defer the receipt of income, to receive awards of Options based on the amount of compensation deferred by such employee and to use the deferred compensation to pay for the exercise of the granted Options. Options granted under the Plan shall be “incentive stock options” (as defined under Section 422 of the Code) (subject to the applicable provisions of the Code and the regulations promulgated thereunder) or “nonqualified stock options” (to the extent they do not qualify as incentive stock options).

SECTION 2.  DEFINITIONS

As used herein, the following definitions shall apply:

2.1           “Account” means the separate bookkeeping account representing the separate and unsecured general obligation of the Company established under this Plan for the benefit of a Participant.

2.2           “Administrator” means a committee of directors designated by the Board to administer the Plan. If such a committee has been designated but its authority has been limited by the Board, any responsibilities of the Administrator not assigned to such committee shall be retained by the Board.

2.3           “Affiliate” means (a) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company or controls the Company and (b) any entity in which the Company, through a significant equity interest or otherwise, possesses control, in each case as determined by the Administrator, and may include a Parent or Subsidiary.

2.4           “Applicable Laws” means any legal requirements applicable to the Plan, including those pursuant to U.S. state corporate laws, U.S. federal and state securities laws, the Code and the rules of any applicable Stock Exchange.

2.5           “Award” means the grant of an Option to an Employee.

2.6           “Award Agreement” means a written stock option agreement between the Company and a Participant relating to an Award under the Plan.

2.7           “Board” means the Board of Directors of the Company.

2.8           “Cause” means misconduct with respect to, or that is harmful to, the Company or any of its Affiliates including, but not limited to, (a) the commission of a felony or other crime or offense that materially affects the Company (whether or not the offense is indictable); (b) any statement or act which violates the Company’s personnel policies then in effect or which, in the reasonable judgment of the Administrator, might expose the Company to any claim or legal action (including any statement or act relating to the disability, race, religion, color, national origin, sexual preference, sex or age of any individual); (c) the performance of any act or failure to perform any act (other than in good faith) to the detriment of the business of the Company; (d) any act constituting fraud or dishonesty; (e) the issuance by a court or regulatory body against an Employee of any final consent decree, cease-and-desist or similar order relating to any violation or alleged violation of any federal or state law governing the business of the Company; or (f) performing any act or failing to perform any act, the performance or non-performance of which is stated in any agreement with the Company to be cause for termination.

2.9           “Change in Control” shall mean any of the following:

(a)           the acquisition of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities by any person or group of persons, except a Permitted Shareholder (as defined below), acting in concert. A “Permitted Shareholder” means a holder, as of the date of adoption of this Plan, of voting capital stock of the Company;

(b)           a consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s outstanding capital stock are converted into cash, securities or other property, other than a consolidation or merger of the Company in which the Company’s shareholders immediately prior to the consolidation or merger have the same proportionate ownership of voting capital stock of the surviving corporation immediately after the consolidation or merger;

(c)           the sale, transfer or other disposition of all or substantially all of the assets of the Company; or

(d)           in the event that the shares of voting capital stock of the Company are traded on an established securities market: a public announcement that any person, other than a Permitted Shareholder has acquired or has the right to acquire beneficial ownership of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding securities, and for this purpose the terms “person “and “beneficial ownership” shall have the meanings provided in Section 13(d) of the Exchange Act or related rules promulgated by the Securities and Exchange Commission; or the commencement of or public announcement of an intention to make a tender offer or exchange offer for securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

2.10         “Code” means the Internal Revenue Code of 1986, as amended.

2.11         “Common Stock” means the common stock, par value $.001 per share, of the Company.

2.12         “Company” means Heartland Payment Systems, Inc., a Delaware corporation.

2.13         “Compensation” means that portion of an Employee’s compensation which is paid as regular base wages or commission based wages while he or she is an Employee, disregarding any adjustment occasioned by contributions to a 401(k) plan (or such other similar plans) or any Elective Deferral made under this Plan and disregarding any severance pay.

2.14         “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of: (a) sick leave, military leave or any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days (or longer if re-employment upon the expiration of such leave is guaranteed by contract or statute) unless provided otherwise pursuant to Company policy adopted from time to time; or (b) transfers between locations of the Company or between the Company, its Affiliates or their respective successors.

2.15         “Disability” means permanent and total disability as defined in Code section 22(e)(3).

2.16         “Election Form” means the participation election form as approved and prescribed by the Administrator.

2.17         “Elective Deferral” means the portion of a Participant’s Compensation which a Participant irrevocably elects to contribute to this Plan by a written Election Form. An Elective Deferral may not exceed $2,500 in any calendar month or be less than (a) $500 in any calendar month in the case of a PEPShare Employee or (b) $200 in any calendar month in the case of a HeartlandShare Employee. The amount of such Elective Deferral shall be denominated in increments of $100. In the event that an Employee receives Compensation from the Company other than once per calendar month, such Employee’s Elective Deferral for any such month shall be deducted and contributed to the Plan on pro rata basis based on the number of times such Employee is paid during such month.

2.18         “Employee” means any person, except officers and directors, employed by the Company or any Parent or Subsidiary of the Company, with the status of employment determined based upon such minimum number of hours, periods worked or commission sales base as shall be determined by the Administrator in its discretion, subject to any requirements of the Code.

2.19         “Final Vesting Date” means December 31, 2005.

2.20         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.21         “Fair Market Value” means, as of any date, the fair market value of Common Stock determined as follows:

(a)           If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”), its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange, or, if there is more than one such system or exchange, the system or exchange with the greatest volume of trading in Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)           If the Common Stock is quoted on the Nasdaq (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)           In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator in accordance with objective standards consistently applied thereby.

2.22         “HeartlandShare Employees” means those Employees (a) whose compensation consists of a pre-determined fixed salary payable on a regular basis, or (b) who would qualify as a PEPShare Employee but for the requirement set forth in Section 2.32(c) below.

2.23         “HeartlandShare Option” means an Incentive Stock Option granted to a HeartlandShare Employee pursuant to Section 6.1(a) of this Plan.

2.24         “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

2.25         “IPO Date” means the date on which the Company has an initial public offering of Shares pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

2.26         “Nonqualified Stock Option” means an Option that does not qualify as an Incentive Stock Option.

2.27         “Notice of Eligibility” means a notice issued by the Administrator informing an Employee that he or she is eligible to participate in this Plan.

2.28         “Option” means a stock option granted pursuant to the Plan.

2.29         “Optionee” means an Employee who receives an Option.

2.30         “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

2.31         “Participant” means an Employee granted an Award under the Plan.

2.32         “PEPShare Employees” means those at -will Employees (a) whose salary consists of residual commissions on their merchant portfolio equity, (b) who have entered into an agreement with the Company with respect thereto, and (c) who have been deemed by the Company to be vested in such residuals.

2.33         “PEPShare Option” means an Incentive Stock Option granted to a PEPShare Employee pursuant to Section 6.1(a) of this Plan.

2.34         “Plan” means this 2002 PEPShares Plan.

2.35         “Plan Year” means January 1st through December 31st of any year in which this Plan is in effect.

2.36         “Portfolio Purchase Option” means an Incentive Stock Option issued to a PEPShare Employee pursuant to Section 6.1(b) of this Plan.

2.37         “Securities Act” means the Securities Act of 1933, as amended.

2.38         “Share” means a share of the Common Stock, as may be adjusted as permitted under the Plan.

2.39         “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

2.40         “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

SECTION 3.  ADMINISTRATION OF THE PLAN

3.1           Powers of the Administrator. Subject to the provisions of the Plan and any required approval of any relevant authority, the Administrator shall have the broadest possible power to exercise its discretion to interpret the terms of this Plan and to resolve any question regarding any person’s rights under the Plan. Any such interpretation shall be final and binding upon a Participant, his or her spouse and heirs. Without limiting the generality of the foregoing, the Administrator shall have the right, in its sole discretion:

(a)           to select the Employees to whom Awards may from time to time be granted hereunder;

(b)           to determine whether and to what extent Awards are granted hereunder;

(c)           to determine the number of Shares to be covered by each such Award granted hereunder and the type of each such Award;

(d)           to approve forms of agreement for use under the Plan;

(e)           to construe and interpret the terms of the Plan, Awards and Award Agreements granted under the Plan;

(f)            to determine vesting schedules and any other terms and conditions of Awards, not inconsistent with this Plan;

(g)           to determine whether and under what circumstances an Award may be settled in Common Stock or other consideration instead of cash;

(h)           to remove any Participant from participation in the Plan in accordance with the terms of the Plan; and

(i)            to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

SECTION 4.  PARTICIPATION

4.1           Participation by Selection.  Participation in this Plan shall be limited to those PEPShare Employees and HeartlandShare Employees of the Company selected from time to time by the Administrator for participation.

4.2           Election to Participate Following Selection.  Except as otherwise set forth by the Administrator in a Notice of Eligibility, an Employee shall have a period of not less than 10 nor more than 30 days following delivery by the Administrator of a Notice of Eligibility to complete an Election Form and elect to participate in this Plan. Except as may be determined by the Administrator in its sole discretion, an Employee selected for participation in this Plan shall become a Participant as of the first day of the calendar month following the month in which the Administrator receives and approves such Employee’s Election Form.

4.3           Yearly Selection; Presumption of Eligibility. The Administrator shall select Employees for participation in this Plan on a Plan Year by Plan Year basis. Selection for one Plan Year does not entitle an Employee to be selected the next Plan Year; however, an Employee who has been selected by the Administrator shall be presumed to be selected for subsequent Plan Years unless and until the Administrator evidences a contrary intention.

SECTION 5.  CREDITS TO ACCOUNTS

5.1           Election to Defer.

(a)           Unless otherwise set forth in a Notice of Eligibility or Award Agreement, a Participant’s initial Elective Deferral shall, in accordance with Section 4.2 above, become effective as of the first day of the calendar month following the month in which such Employee becomes a Participant.

(b)           An Elective Deferral made by a Participant shall remain in effect until the earlier of (i) any Plan Year for which the Participant is not selected for participation in this Plan or (ii) the Participant withdraws from the Plan in accordance with Section 10.1 hereof.

(c)           Each Elective Deferral shall:

(i)            be irrevocable for the Plan Year with respect to which it is made once it has been accepted by the Administrator; provided, however, that a Participant may decrease the amount of his or her Elective Deferral once within 90 days of such Participant’s initial submission of an Election Form. In the event a Participant chooses to make such a reduction, the Participant’s future Elective Deferral amount shall be adjusted accordingly, but the Participant shall not be entitled to a refund of any previously retained Elective Deferrals (except in accordance with the terms of this Plan);

(ii)           designate the amount of the Participant’s Compensation which is earned during any month in that Plan Year (without regard to whether it would be paid during that month or Plan Year or a subsequent month or Plan Year) which shall not be paid to the Participant but instead shall be credited to an Account established by the Administrator and thereafter paid in accordance with the terms of this Plan. The amount of compensation to be deferred shall be designated as a dollar amount. Such amount shall not be greater than $2,500 per month or less than (A) $500 per month in the case of a PEPShare Employee or (B) $200 per month in the case of a HeartlandShare Employee, and shall be denominated in increments of $100; and

(iii)          be in writing upon such Election Form(s) as the Administrator shall establish.

5.2           Accounts. The Administrator shall establish and maintain an Account for each Participant, and such other Accounts as may be necessary or appropriate to fully record a Participant’s interest under the Plan. The Administrator shall credit to the Account of each Participant the amount, if any, of Compensation the Participant elected to defer. Such amount shall be credited as nearly as practicable as of the time or times when the compensation would have been paid to the Participant but for the election to defer. As of the last business day of each calendar quarter, the Administrator shall provide each Participant with a statement of his or her Account reflecting the income, gains and losses (realized or unrealized), amounts of deferrals, and distributions of such Account since the prior statement.

5.3           Interest. Each Participant’s Account shall be credited with interest at such rate as may be established by the Administrator from time to time, if any.

SECTION 6.  OPTION PARTICIPATION

6.1           Issuance of Options.

(a)           Issuance of PEPShare Options/HeartlandShare Options. On each date on which a Participant enrolled in this Plan has Compensation withheld due to an Elective Deferral under this Plan and for so long as this Plan is in effect, such Participant shall (i) if a PEPShare Employee, receive a PEP Share Option, and (ii) if a HeartlandShare Employee, receive a HeartlandShare Option, to purchase Shares. The number of Shares for which each such PEPShare Option or HeartlandShare Option may be exercised shall be equal to the quotient of (x) the amount of a Participant’s monthly Elective Deferral, divided by (y) the Fair Market Value of the Company’s Common Stock on the first day of such calendar month. For purposes of the foregoing calculation, if on the date of such grant a Participant owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the “Fair Market Value” of the Company’s Common Stock shall be adjusted in accordance with Section 6.4.

(b)           Portfolio Purchase Options. In addition to any other Options issuable to a Participant hereunder, each PEPShare Employee that becomes a Participant shall, upon being approved to participate in this Plan by the Administrator, receive a Portfolio Purchase Option to purchase Shares. The number of Shares for which each such Portfolio Purchase Option may be exercised shall be equal to the quotient of (x) thirty times the amount of a Participant’s initial monthly Elective Deferral, divided by (y) the Fair Market Value of the Company’s Common Stock at the time such Portfolio Purchase Option is granted. For purposes of the foregoing calculation, if on the date of such grant a Participant owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the “Fair Market Value” of the Company’s Common Stock shall be adjusted in accordance with Section 6.4. If a Participant decreases his or her initial monthly Elective Deferral amount, either in accordance with Section 5.1(c)(i), the Administrator shall decrease the number of Portfolio Purchase Options granted to such Participant in its sole discretion. If the number of Portfolio Purchase Options is decreased pursuant to the immediately preceding sentence, the appropriate number of vested and unvested Portfolio Purchase Options reflecting such decrease shall be deemed forfeited by the Participant and shall be immediately canceled.

6.2           Type of Options. Participants shall be granted Incentive Stock Options; provided, that to the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which such Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds the limit set forth in Code Section 422(d) (currently $100,000), such excess Options shall be treated as Nonqualified Stock Options. For purposes of this requirement, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares of Common Stock subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

6.3           Term of Option. The term of each Option shall expire on December 31, 2006.

6.4           Option Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant, it being understood that the Fair Market Value on the date of adoption of this Plan is deemed to be $10 per Share; provided, that in the case of an Incentive Stock Option that is granted to a Participant who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

6.5           Stock Subject to the Plan.  Subject to the provisions for adjustment under the terms of this Plan, the maximum aggregate number of Shares that may be made subject to Awards under the Plan is 1,200,000 shares (the “Maximum Shares”) of Common Stock per Plan Year, less any other grants of options or restricted stock pursuant to any other stock incentive plan of the Company during the Plan Year; provided, however, that the Maximum Shares shall be no more than 500,000 shares of Common Stock (excluding grants of options or restricted stock other than pursuant to the Plan) for the Plan Year ending December 31, 2002, and may be similarly limited in subsequent Plan Years at the discretion of the Administrator. If the aggregate number of Shares purchasable upon exercise of Options granted in any particular Plan Year shall exceed the Maximum Shares, the Administrator shall reduce each Participant’s PEPShare Options pro rata based on the number of Options to be granted under Section 6.1(a) and any Deferred Compensation relating to the reduced amount of Options shall be distributed to the applicable Participant. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Award should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares which are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such exercise shall be treated for purposes of this limitation as not issued and shall continue to be available under the Plan. Shares repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 1,200,000 subject to adjustment as provided in the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

SECTION 7.  VESTING; MATURITY

7.1           Accounts.

(a)           Each Account shall be fully (100%) vested and nonforfeitable at all times unless stated otherwise in an Award.

(b)           Each Account shall mature and shall become payable in accordance with the terms of this Plan upon the earliest to occur of any of the following events:

(i)            the Participant’s termination of employment as provided in accordance with Sections 9.1, 9.2 or 9.3 below;

(ii) the Participant’s exercise of PEPShare Options or HeartlandShare Options, as the case may be, on or after the earlier of the Final Vesting Date or the IPO Date; or

(iii)          the termination of this Plan.

7.2           Options.

(a)           Vesting Schedule. Except as authorized by the Administrator and as permitted under the terms of this Plan, no Option will be exercisable until it has vested. Subject to Section 9 below and modifications made to the vesting schedule by the Administrator at the time of grant of the Option, all Options issued pursuant to this Plan to a Participant, so long as such Participant has had Continuous Status as an Employee up to an including such date, shall vest in full as follows:

(i)            twenty percent (20%) of the total number of Options granted in the current Plan Year or any prior Plan Year shall vest on December 31st of each Plan Year, and

(ii)           all unvested Options shall become vested on the Final Vesting Date.

(b)           Acceleration of Vesting.

(i)            The vesting of one or more outstanding Options may be accelerated by the Administrator at such times and in such amounts as it determines in its sole discretion, including upon the achievement of performance objectives with respect to the Company or a Subsidiary, and/or Optionee.

(ii)           In the case of a Participant who is also a PEPShare Employee, all of such Participant’s previously granted Options shall vest on the IPO Date if he or she has performed at 105% or more of his or her personal quota (as calculated on or before the vesting date in accordance with the Award Agreement entered into by such Participant) for the period from January 1, 2002, to the IPO Date. With respect to any PEPShare Options that do not vest as a result of a Participant’s failure to meet such specified performance quota, such Options may be accelerated after the IPO Date if such Participant applies to the Administrator and demonstrates to the Administrator’s satisfaction that he or she has performed at 105% or more of his or her personal quota for the period from January 1, 2002, to a date on or around the date of such application to the Administrator.

(iii)          In the case of a Participant who is also a HeartlandShare Employee, all of such Participant’s previously granted Options shall vest on the IPO Date.

(iv)          In addition to the foregoing, the vesting of Options may also be accelerated in connection with certain corporate transactions, as more fully set forth in Sections 11.2 and 11.3 below. As a result of such acceleration, certain of such Participant’s Options may be treated as Nonqualified Stock Options in accordance with Section 6.2.

SECTION 8.  PROCEDURE FOR EXERCISING OPTIONS

8.1           Procedure for Exercise.  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award Agreement by the person entitled to exercise the Option, and the Company has received full payment for the Shares with respect to which the Option is exercised. An Option may not be exercised for a fraction of a Share. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment as described in Section 8.3 below.

8.2           Consideration. The consideration to be paid for the shares of Common Stock to be issued upon exercise of an Option shall be equal to the product of (x) the number of Shares for which such Option is being exercised, times (y) the stated exercise price for such Shares in the terms of the Option. The method of payment for the exercise of an Option shall be as follows:

(a)           PEPShare Options/HeartlandShare Options.

(i)            In the case of PEPShare Options or HeartlandShare Options exercised prior to the earlier of the Final Vesting Date or the IPO Date, payment shall, at the discretion of the Administrator, consist of any form of consideration set forth in Section 8.3 below.

(ii)           In the case of PEPShare Options or HeartlandShare Options exercised on or after the earlier of the Final Vesting Date or the IPO Date, payment shall consist of a debit to the Participant’s Account for the full amount of the exercise price of such Options. In the event that the amount in a Participant’s Account shall be insufficient to pay such consideration due to any withholding taxes as described in Section 12.1 hereof or for any other reason, the Administrator shall elect such other form of consideration as it deems appropriate pursuant to Section 8.3 below. Any balance in a Participant’s Account following his or her exercise of all of his or her PEPShare Options or HeartlandShare Options after the Final Vesting Date shall be distributed to the Participant in a single lump sum. For tax purposes, the use of funds in a Participant’s Account to pay for the exercise of such Options in accordance with this Section 8.2 (a) shall be deemed to be taxable income to the Participant.

(b)           Portfolio Purchase Options. In the case of Portfolio Purchase Options, payment shall consist entirely of a purchase by the Company of a portion of such Participant’s merchant portfolio equity in accordance with the terms of the Award Agreement entered into by such Participant. For tax purposes, the proceeds of such purchase shall be treated as taxable income to the Participant.

8.3           Forms of Consideration. Notwithstanding the provisions set forth above with respect to form of consideration, the Administrator may, in its sole discretion, choose to accept a different method of payment, including, but not limited to, (a) cash or check, (b) cancellation of indebtedness of the Company to an Optionee, (c) a promissory note for not more than 80% of the amount due to the Company, with such other 20% being paid to the Company at the time of exercise (subject to approval by the Company, and provided that such note is for a term of not greater than five years, is a full recourse loan and provides for a reasonable rate of interest and for collateral to be given with a value at least equal to the promissory note), (d) surrender of other Shares that (i) have been owned by Optionee for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company’s earnings, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of Shares to be purchased by Optionee as to which such Option shall be exercised, (e) in the case of Participants who are PEPShare Employees, purchase by the Company of a portion of such Participant’s merchant portfolio equity, (f) any combination of the foregoing methods of payment, or (g) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company or result in the recognition of compensation expense (or additional compensation expense) for financial reporting purposes.

8.4           Buyout Provisions. The Company may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to an Optionee at the time that such offer is made. In the event thereof, Options purchased by the Company shall be treated as Nonqualified Stock Options.

SECTION 9.  TERMINATION OF EMPLOYMENT

9.1           Termination of Employment. Except as otherwise provided in the applicable Award Agreement, in the event of termination of a Participant’s Continuous Status as an Employee, (a) such Participant’s unexercised Options shall terminate, and (b) the Administrator shall make a single lump sum payment to the Participant in an amount equal to such Participant’s Account balance.

9.2           Disability or Death of Participant. Notwithstanding Section 9.1 above, in the event of termination of a Participant’s Continuous Status as an Employee as a result of his or her Disability or death, the Participant or, in the case of termination as a result of a Participant’s death, the Participant’s estate or the person who acquired the right to exercise such Participant’s Options by bequest or inheritance (the “Participant’s Estate”) may exercise Options as follows:

(a)           PEPShare Options/HeartlandShare Options: The Participant or the Participant’s Estate, as the case may be, may exercise his or her PEPShare Options or HeartlandShare Options within twelve (12) months of the date of termination (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement or Section 6.3 hereof), but only to the extent that such Participant would have been entitled to exercise such PEPShare Options or HeartlandShare Options pursuant to the terms of this Plan on or prior to the date of such termination. To the extent that such Options would not have been exercisable prior to such date, or if the Participant or the Participant’s Estate, as the case may be, does not exercise such Options to the extent so entitled within the time specified herein, (a) such Options shall terminate, and (b) the Administrator shall make a single lump sum payment to the Participant or the Participant’s Estate, as the case may be, in an amount equal to such Participant’s Account balance.

(b)           Portfolio Purchase Options: All Portfolio Purchase Options shall terminate upon a Participant’s Disability or death unless such Options vested prior to the date of such termination in accordance with the terms of this Plan. The Participant or the Participant’s Estate, as the case may be, may exercise vested Portfolio Purchase Options within twelve (12) months (or, with respect to a Nonqualified Stock Option, such other longer period of time, if any, as is determined by the Administrator) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement or Section 6.3 hereof). Notwithstanding the foregoing, to the extent such Participant’s portfolio equity has already been purchased pursuant to such Participant’s relationship manager agreement with the Company, all such vested Portfolio Purchase Options shall terminate.

9.3           Termination for Cause. Notwithstanding the above, and unless otherwise set forth in the Award Agreement, if Participant’s Continuous Status as an Employee is terminated for Cause, (a) such Participant’s unexercised Options shall automatically terminate upon first notification to Participant of such termination, unless the Administrator determines otherwise, and (b) the Administrator shall make a single lump sum payment to the Participant in an amount equal to such Participant’s Account balance. If a Participant’s employment or services are suspended pending an investigation of whether Participant shall be terminated for Cause, all of Participant’s rights under this Plan likewise shall be suspended during the period of investigation.

SECTION 10.  WITHDRAWALS

10.1         Early Withdrawal on Demand. Notwithstanding any other provision of the Plan, a Participant may, upon written request to the Administrator, elect to receive a distribution of the entire amount in such Participant’s Account subject to the penalties described below:

(a)           the lump sum will be equal to the aggregate amount of Elective Deferrals deposited in the Participant’s Account, less 10% of the value thereof, less any interest and any other amounts debited to such Account;

(b)           the remaining balance of the Account shall be forfeited by the Participant;

(c)           all Options granted to such Participant will become null and void; and

(d)           the Participant will not be eligible to make any Elective Deferrals for the remainder of the current Plan Year or the following Plan Year, and subsequently only if the Employee is otherwise determined by the Administrator to be eligible to participate under the terms of the Plan.

SECTION 11.  ADJUSTMENTS

11.1         Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that, for purposes of Section 11.4 below, conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

11.2         Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify Participants at least fifteen (15) days prior to such proposed action. Immediately prior to the consummation of such proposed action, (a) to the extent not previously exercised, Awards will terminate, and (b) the Administrator shall make a single lump sum payment to the Participant in an amount equal to such Participant’s Account balance.

11.3         Change in Control Transactions. Except as otherwise provided herein or in the Award Agreement, in the event of any Change in Control each PEPShare Option that is then outstanding shall, immediately prior to the specified effective date for the Change in Control, become 100% vested if such Option would have vested had the Final Vesting Date been immediately prior to such Change of Control. Notwithstanding the foregoing, such vesting shall not so accelerate if and to the extent that in connection with such Change in Control, an Option is either continued in effect, assumed by the successor corporation (or parent thereof) or replaced with a comparable award for the purchase of shares of the capital stock of the successor corporation (or its parent corporation). If the Administrator determines that such an assumption or replacement will be made, the Administrator shall give the Participants notice of such determination, and of the provisions of such assumption or replacement, and any adjustments made (x) to the number and kind of shares subject to the outstanding Awards (or to the options in substitution therefore), (y) to the exercise prices, and/or (z) to the terms and conditions of the stock options. Any such determination shall be made in the sole discretion of the Administrator and shall be final, conclusive and binding on all Participants. To the extent Awards are not continued or assumed by the successor corporation or an affiliate thereof, all unexercised Awards shall terminate and cease to remain outstanding immediately following the consummation of the Change in Control.

11.4         Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per share of Common Stock covered by each outstanding Option to reflect the effect of such distribution.

SECTION 12.  SATISFACTION OF WITHHOLDING TAX OBLIGATIONS

12.1         Withholding Tax. At the discretion of the Administrator, Participants may satisfy withholding obligations as provided in this paragraph. When a Participant incurs tax liability in connection with an Award, which tax liability is subject to tax withholding under applicable tax laws (including, but not limited to, income and payroll withholding taxes), and Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws,

Participant may satisfy the tax withholding obligation by one or some combination of the following methods: (a) by cash payment, (b) out of Participant’s current compensation, (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that (i) have been owned by Participant for more than six (6) months on the date of surrender or such other period as may be required to avoid a charge to the Company’s earnings, and (ii) have a fair market value on the date of surrender equal to (or less than, if other consideration is paid to the Company to satisfy the withholding obligation) Participant’s marginal tax rate times the ordinary income recognized, plus an amount equal to the Participant’s share of any applicable payroll withholding taxes, (d) if permitted by the Administrator, in its discretion, by electing to have the Company withhold from the Shares to be issued upon exercise of the Award, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld, (e) in the case of Participants who are PEPShare Employees, if permitted by the Administrator, in its discretion, by electing to have the Company purchase from the Participant a portion of a Participant’s merchant portfolio equity in an amount necessary to pay for such taxes, or (f) if permitted by the Administrator, in its discretion, by a full recourse loan at a reasonable rate of interest made by the Company to the Participant in an amount necessary to pay for such taxes, which loan shall be evidenced by a promissory note containing such provisions as the Administrator shall require. For this purpose, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company or result in the recognition of compensation expense (or additional compensation expense) for financial reporting purposes.

12.2         Form of Election. All elections by a Participant to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following additional restrictions:

(a)           the election must be made on or prior to the applicable Tax Date;

(b)           once made, the election shall be irrevocable as to the particular Shares of the Award as to which the election is made; and

(c)           all elections shall be subject to the consent or disapproval of the Administrator.

12.3         Deferral of Tax Date. In the event the election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, Participant shall receive the full number of Shares with respect to which the Award is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

SECTION 13.  MISCELLANEOUS

13.1 Transferability of Options. Except as otherwise provided in the applicable Award Agreement, Options granted under this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution or (except in the case of an Incentive Stock Option) pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment or similar process, and may be exercised or purchased during the lifetime of Optionee only by Optionee. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void.

13.2         Date of Grant. The date of grant of an Award shall, for all purposes, be the date on which the Administrator (or an officer to whom authority to grant options has been delegated by the Administrator) makes the determination granting such Award, or such later date as is determined by the Administrator or officer. Notice of the determination shall be given to each Employee to whom an Award is so granted within a reasonable time after the date of such grant.

13.3         Conditions Upon Issuance Of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the applicable state securities or “blue sky” laws and the requirements of any Stock Exchange. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

13.4         Rights as a Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing shares of Common Stock, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned Common Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

13.5         Source of Payment. Neither the Company nor any of its officers nor any member of the Committee in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to any Participant or to any creditor of a Participant. Each Participant (or other person) entitled at any time to payment from his or her Account pursuant to the terms of this Plan shall look solely to the assets of the Company for such payments. A Participant shall be a general unsecured creditor with respect to deferred compensation deposited in his or her Account. In each case where Accounts shall have been paid to a former Participant or to the person or any one of a group of persons entitled jointly to the receipt thereof and which purports to cover in full the benefit hereunder, such former Participant, or such person or persons, as the case may be, shall have no further right or interest in the other assets of the Company. Neither the Company nor any of its officers nor any member of the

Committee shall be under any liability or responsibility for failure to effect any of the objectives or purposes of this Plan by reason of the insolvency of the Company.

13.6         Amendment and Termination.  The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Participant under any Award previously granted, unless mutually agreed otherwise, which agreement must be in writing and signed by Participant and the Company. In addition, to the extent necessary to comply with Rule 16b-3 or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any Stock Exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

13.7         Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

13.8         Information to Optionees. As soon as administratively feasible after making any Award under the Plan (if not previously provided), the Company shall provide to the Participant a copy of the Plan, a copy of any relevant agreement(s) and such other information as may be required by Applicable Laws.

13.9         Employment Relationship. The Plan shall not confer upon any Participant any right with respect to continuation of Participant’s employment with the Company, nor shall it interfere in any way with such Participant’s right or the Company’s right to terminate the Participant’s employment at any time, with or without cause.

13.10       Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of five (5) years unless sooner terminated as permitted herein.

13.11       Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any Stock Exchange upon which the Common Stock is listed and in accordance with the Company’s bylaws. All Options issued under the Plan shall become void in the event such approval is not obtained in a timely manner.

This Plan was adopted by the Board on April 30, 2002.